Exhibit 99.1
3M Reports Third Quarter 2023 Results;
Company Increases Full Year Adjusted Earnings and Cash Flow Expectations
•Q3 results reflect strong operational execution, restructuring actions, and proactive spending discipline
•Progressing Health Care spin with leadership appointments; expect to complete spin during first half of 2024
•Addressing legal matters with announced Combat Arms settlement; received preliminary court approval for PFAS Public Water Systems agreement
ST. PAUL, Minn. – October 24, 2023 − 3M (NYSE: MMM) today reported third quarter 2023 results.
“We are building momentum through strong operational execution. In the third quarter 3M again delivered for our customers in an uncertain environment, positioning us for a solid close to 2023. Our actions led to underlying earnings ahead of our expectations, as well as better than expected margins and cash flow,” said 3M chairman and CEO Mike Roman. “Our results reflect continued execution of our priorities -- driving operational performance, spinning off Health Care, and reducing risk and uncertainty. Our strengths in material science innovation align with global trends in high-growth markets and sustainability, enabling us to develop indispensable products in attractive areas such as automotive electrification, climate technology, and industrial automation.”
Third Quarter Highlights:

	Q3 2023	Q3 2022
GAAP earnings (loss) per share	$(3.74)	$6.77
Special items:
Impact of Combat Arms Earplug settlement	5.80	—
Other net costs for significant litigation	0.33	0.37
Other special items, net	0.29	(4.54)
Adjusted earnings per share (EPS)	$2.68	$2.60

Memo:
GAAP operating income (loss) margin	(31.9)%	48.2%
Adjusted operating income margin	23.2%	21.6%
•GAAP loss per share of $3.74 and operating margin of minus 31.9% include the previously announced settlement for Combat Arms, resulting in a pre-tax charge of $4.2 billion, negatively impacting EPS by $5.80.
•Adjusted EPS of $2.68 includes pre-tax restructuring related charges of $68 million, or negative $0.10 per share; restructuring program on track including forecasted full-year 2023 pre-tax restructuring charges and associated benefits.
◦Adjusted EPS up 3 percent year-on-year.
•Adjusted operating income margin of 23.2% includes a 0.8 percentage point headwind from pre-tax restructuring related charges.
◦Adjusted operating income margin expanded 1.6 percentage points year-on-year.

	GAAP	Adjusted (Non-GAAP)
Net sales (Millions)	$8,312	$8,020
Sales change
Total sales	(3.6)%	(3.0)%
Components of sales change:
Organic sales[1]	(3.7)%	(3.1)%
Acquisitions/divestitures	(0.5)%	(0.5)%
Translation	0.6%	0.6%
Adjusted sales excludes manufactured PFAS products.
[1]Above adjusted organic sales decline includes a 1.7 percentage point headwind from the decline in disposable respirator demand, along with the 2022 exit of Russia.
•Sales of $8.3 billion, down 3.6 percent year-on-year, with organic sales decline of 3.7 percent year-on-year.
•Adjusted sales of $8.0 billion, down 3.0 percent year-on-year with adjusted organic sales decline of 3.1 percent year-on-year.
•Operating cash flow of $1.9 billion, up 25 percent year-on-year; adjusted free cash flow of $1.9 billion, up 39 percent year-on-year.
•3M returned $828 million to shareholders via dividends.
The above includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Full-Year 2023 Outlook
As a result of 3M’s year-to-date performance and the continued strong operational execution, the company is raising its full-year 2023 adjusted EPS2 and adjusted free cash flow conversion2 expectations.
3M anticipates adjusted EPS2 to be in the range of $8.95 to $9.15 versus $8.60 to $9.10 prior.
Adjusted operating cash flow2 is estimated in the range of $6.5 to $6.9 billion, contributing to 100 to 110 percent adjusted free cash flow conversion2. This compares to a prior expected range for adjusted operating cash flow2 of $5.9 to $6.3 billion, contributing to an adjusted free cash flow conversion2 range of 90 to 100 percent.
Adjusted full-year total sales growth2 is forecasted to decline by approximately -5 percent versus a decline of -5 to -1 percent prior, reflecting a decline in adjusted organic sales2 of approximately -3 percent versus the lower end of -3 percent to flat prior.
2As further discussed at 6 within the "Supplemental Financial Information Non-GAAP Measures" section, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Notification and registration process progressing on the Combat Arms Earplug agreement
On August 29, 2023, 3M issued a press release announcing that it reached an agreement with the court-appointed negotiating plaintiffs' counsel to resolve the Combat Arms Earplug litigation against Aearo Technologies (Aearo) and 3M. Under the agreement, 3M will contribute consideration totaling $6.0 billion between 2023 and 2029. As a result of the agreement, the company recorded a pre-tax charge of $4.2 billion in the third quarter of 2023. The charge reflected the $5.3 billion pre-tax present value of contributions under the agreement net of 3M’s then-existing accrual of $1.1 billion related to this matter.
Conference Call
3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 22024176). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on October 31, 2023.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “plan,” "expect," "aim," “believe,” "project," “target,” “anticipate,” "intend," “estimate,” "will," "should," "could," "would," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to unexpected events such as the public health crises associated with the coronavirus (COVID-19) global pandemic; (3) foreign currency exchange rates and fluctuations in those rates; (4) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (5) risks related to the proposed class-action settlement (“PWS Settlement”) to resolve claims by public water systems in the United States regarding PFAS, including whether court approval of the PWS Settlement will be obtained, whether the number of plaintiffs that opt out of the PWS Settlement will exceed current expectations or will exceed the level that would permit 3M to terminate the PWS Settlement (and whether 3M will elect to terminate the PWS Settlement if this occurs), whether the PWS Settlement is appealed, the timing and amount of payments made under the PWS Settlement, and the impact of the PWS Settlement on other PFAS-related matters; (6) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (7) competitive conditions and customer preferences; (8) the timing and market acceptance of new product and service offerings; (9) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (10) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (11) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (12) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (13) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (14) the Company's credit ratings and its cost of capital; (15) tax-related external conditions, including changes in tax rates, laws or regulations; (16) matters relating to the proposed spin-off of the Company’s Health Care business; and (17) matters relating to Combat Arms Earplugs (“CAE”), including those relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates (“Aearo Entities”), as well as those related to the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Aearo Entities and/or 3M (“CAE Settlement”), including, but not limited to, whether the anticipated participation by plaintiffs in the CAE Settlement will be achieved, whether the number of plaintiffs that participate in the CAE Settlement will meet current expectations or will fall below the level that would permit 3M to terminate the CAE Settlement (and whether 3M will elect to terminate the CAE Settlement if this occurs), whether there will be a significant number of future claims by plaintiffs that decline to participate in the CAE Settlement, whether the CAE Settlement is appealed or challenged, whether the requirements applicable to the issuance of the equity securities that are contemplated to be part of the CAE Settlement will be met, the filing of additional, or the outcome of any other pending or future, litigation relating to the products that are the subject of the CAE Settlement, or changes in related laws or regulations. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(Millions, except per-share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net sales	$8,312	$8,619	$24,668	$26,150

Operating expenses
Cost of sales	4,580	4,728	13,799	14,647
Selling, general and administrative expenses	5,992	1,998	19,901	6,903
Research, development and related expenses	430	461	1,375	1,417
(Gain) loss on business divestitures	(36)	(2,724)	(36)	(2,724)
Total operating expenses	10,966	4,463	35,039	20,243
Operating income (loss)	(2,654)	4,156	(10,371)	5,907

Other expense (income), net	200	24	317	112

Income (loss) before income taxes	(2,854)	4,132	(10,688)	5,795
Provision (benefit) for income taxes	(781)	271	(2,755)	550
Income (loss) of consolidated group	(2,073)	3,861	(7,933)	5,245

Income (loss) from unconsolidated subsidiaries, net of taxes	2	2	7	3
Net income (loss) including noncontrolling interest	(2,071)	3,863	(7,926)	5,248

Less: Net income (loss) attributable to noncontrolling interest	4	4	14	12

Net income (loss) attributable to 3M	$(2,075)	$3,859	$(7,940)	$5,236

Weighted average 3M common shares outstanding – basic	554.3	568.8	553.7	570.7
Earnings (loss) per share attributable to 3M common shareholders — basic	$(3.74)	$6.79	$(14.34)	$9.18

Weighted average 3M common shares outstanding – diluted	554.3	570.0	553.7	572.6
Earnings (loss) per share attributable to 3M common shareholders — diluted	$(3.74)	$6.77	$(14.34)	$9.15

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$5,140	$3,655
Marketable securities – current	73	238
Accounts receivable – net	4,852	4,532
Inventories	5,065	5,372
Prepaids	578	435
Other current assets	490	456
Total current assets	16,198	14,688
Property, plant and equipment – net	9,004	9,178
Operating lease right of use assets	782	829
Goodwill and intangible assets – net	17,045	17,489
Other assets	6,592	4,271
Total assets	$49,621	$46,455
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$3,137	$1,938
Accounts payable	3,104	3,183
Accrued payroll	905	692
Accrued income taxes	220	259
Operating lease liabilities – current	234	261
Other current liabilities	7,866	3,190
Total current liabilities	15,466	9,523
Long-term debt	12,876	14,001
Other liabilities	16,548	8,161
Total liabilities	44,890	31,685
Total equity	4,731	14,770
Shares outstanding
September 30, 2023: 552,317,038
December 31, 2022: 549,245,105
Total liabilities and equity	$49,621	$46,455

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Nine months ended September 30,
	2023	2022
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$4,694	$3,669

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,257)	(1,243)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	149	28
Proceeds from sale of businesses, net of cash sold	60	13
Cash payment from Food Safety business split-off, net of divested cash	—	478
Other investing activities	142	66

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(906)	(658)

Cash flows from financing activities:
Change in debt	62	(838)
Purchases of treasury stock	(31)	(928)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	245	310
Dividends paid to shareholders	(2,483)	(2,550)
Other financing activities	(16)	(29)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(2,223)	(4,035)

Effect of exchange rate changes on cash and cash equivalents	(80)	(136)

Net increase (decrease) in cash and cash equivalents	1,485	(1,160)
Cash and cash equivalents at beginning of year	3,655	4,564
Cash and cash equivalents at end of period	$5,140	$3,404

3M Company and Subsidiaries
SALES CHANGE ANALYSIS3
(Unaudited)

	Three months ended September 30, 2023
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	0.2%	(12.4)%	(1.6)%	(3.7)%
Acquisitions	0.6	0.1	0.1	0.4
Divestitures	(0.7)	(1.0)	(1.2)	(0.9)
Translation	0.5	(2.3)	6.6	0.6
Total sales change	0.6%	(15.6)%	3.9%	(3.6)%

	Nine months ended September 30, 2023
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	0.5%	(11.9)%	(2.0)%	(3.6)%
Acquisitions	0.3	—	—	0.2
Divestitures	(1.3)	(1.0)	(1.0)	(1.2)
Translation	(0.1)	(3.9)	0.6	(1.1)
Total sales change	(0.6)%	(16.8)%	(2.4)%	(5.7)%

	Three months ended September 30, 2023
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(5.8)%	—%	—%	0.9%	(4.9)%
Transportation and Electronics	(4.1)	1.4	(0.4)	0.1	(3.0)
Health Care	2.4	—	(3.4)	0.8	(0.2)
Consumer	(7.2)	—	—	0.5	(6.7)
Total Company	(3.7)	0.4	(0.9)	0.6	(3.6)

	Nine months ended September 30, 2023
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(5.5)%	—%	—%	(1.0)%	(6.5)%
Transportation and Electronics	(4.5)	0.6	(0.9)	(1.5)	(6.3)
Health Care	1.3	—	(3.9)	(0.9)	(3.5)
Consumer	(5.4)	—	(0.1)	(0.6)	(6.1)
Total Company	(3.6)	0.2	(1.2)	(1.1)	(5.7)
3Total sales change is calculated based on reported sales results. The components of sales change include organic local-    currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

3M discloses business segment operating income (loss) as its measure of segment profit/loss, reconciled to both total 3M operating income (loss) and income (loss) before taxes. Business segment operating income (loss) excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2023, the measure of segment operating performance and segment composition used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income (loss)) was updated. The change to business segment operating income (loss) aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The changes included the items described below. The financial information presented herein reflects the impact of these business segment reporting changes for all periods presented.
Reflecting gains/losses from sale of property, plant and equipment (PPE) and other assets within Corporate and Unallocated Change
3M updated its business segment operating performance measure to reflect all gains/losses from sales of PPE and other assets within Corporate and Unallocated. Previously, certain of these gains/losses were included in 3M’s business segments’ operating performance.
Movement of certain businesses between segments
The businesses associated with two groups of products (each with approximately $25 million in annual sales) were realigned with one moving from the Consumer business segment to the Health Care business segment and the other moving from the Health Care business segment to the Consumer business segment.
Also effective in the first quarter of 2023, the Consumer business segment re-aligned from four divisions to the following three divisions: Home, Health and Auto Care; Construction and Home Improvement Markets; and Stationery and Office.

BUSINESS SEGMENT INFORMATION	Three months ended September 30,		Nine months ended September 30,
NET SALES
(Millions)	2023	2022	2023	2022
Safety and Industrial	$2,751	$2,894	$8,295	$8,869
Transportation and Electronics	2,171	2,239	6,412	6,847
Health Care	2,073	2,076	6,158	6,383
Consumer	1,315	1,409	3,800	4,048
Corporate and Unallocated	2	1	3	3
Total Company	$8,312	$8,619	$24,668	$26,150

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended September 30,		Nine months ended September 30,
OPERATING INCOME (LOSS)
(Millions)	2023	2022	2023	2022
Safety and Industrial	$666	$652	$1,801	$572
Transportation and Electronics	389	475	1,093	1,414
Health Care	460	450	1,231	1,387
Consumer	269	299	683	766
Total business segment operating income (loss)	1,784	1,876	4,808	4,139
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(4,270)	(246)	(14,709)	(812)
Divestiture costs	(132)	(6)	(359)	(6)
Gain on business divestitures	36	2,724	36	2,724
Divestiture-related restructuring actions	—	(41)	—	(41)
Russia exit (charges) benefits	—	(109)	18	(109)
Total corporate special items	(4,366)	2,322	(15,014)	1,756
Other corporate expense - net	(72)	(42)	(165)	12
Total Corporate and Unallocated	(4,438)	2,280	(15,179)	1,768
Total Company operating income (loss)	(2,654)	4,156	(10,371)	5,907

Other expense/(income), net	200	24	317	112
Income (loss) before income taxes	$(2,854)	$4,132	$(10,688)	$5,795
Corporate and Unallocated
Corporate and Unallocated operating income (loss) includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023) costs associated with the Aearo portion of respirator mask/asbestos matters were also included in corporate special items. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were not included in the Corporate net costs for significant litigation special item, instead being reflected in the Safety and Industrial business segment. Corporate special items also include divestiture costs, gain/loss on business divestitures, divestiture-related restructuring costs, and Russia exit costs/benefits. Divestiture costs include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, corporate philanthropic activity, gains/losses from sales of PPE and other assets, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income from transition supply, manufacturing, and service arrangements with Neogen Corporation following the 2022 split-off of 3M's Food Safety business. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
In 2023, 3M changed certain of its non-GAAP measures by adjusting for the results of manufactured PFAS products in arriving at results, adjusted for special items. In the fourth quarter of 2022, 3M recorded a charge for PFAS manufacturing exit costs and included it as an adjustment in arriving at results, adjusted for special items. The 2023 non-GAAP measure change involved expanding the extent of adjustment to include the sales and estimates of income (including exit costs) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025. This change also impacts other non-GAAP measures such as adjusted free cash flow, adjusted free cash flow conversion and adjusted EBITDA to similarly include relevant special item adjustments for manufactured PFAS products. The information herein reflects the impacts of these changes for all periods presented.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income (loss), segment operating income (loss) and operating income (loss) margin
•Income (loss) before taxes
•Provision for income taxes and effective tax rate
•Net income (loss)
•Earnings (loss) per share

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
•Adjusted EBITDA and adjusted EBITDA margin	Considered in evaluating and managing operations; meaningful in analyses of ongoing underlying operating trends
•Net debt	Meaningful as indicator of liquidity and measure of capital structure strategy
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.
The term "N/M" used herein references "not meaningful" for certain percent changes.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended September 30, 2022
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings per diluted share
Safety and Industrial
GAAP amounts		$652	22.5%
Adjustments for special items:
Net costs for significant litigation		21
Total special items		21
Adjusted amounts (non-GAAP measures)[4]		$673	23.2%
Transportation and Electronics
GAAP amounts	$2,239	$475	21.2%
Adjustments for special items:
Manufactured PFAS products	(350)	(65)
Total special items	(350)	(65)
Adjusted amounts (non-GAAP measures)[4]	$1,889	$410	21.7%
Total Company
GAAP amounts	$8,619	$4,156	48.2%	$4,132	$271	6.6%	$3,859	$6.77
Adjustments for special items:
Net costs for significant litigation	—	267		267	57		210	0.37
Manufactured PFAS products	(350)	(65)		(65)	(16)		(49)	(0.09)
Gain on business divestitures	—	(2,724)		(2,724)	(39)		(2,685)	(4.71)
Russia exit charges (benefits)	—	109		109	(2)		111	0.20
Divestiture-related restructuring actions	—	41		41	9		32	0.05
Divestiture costs	—	6		6	2		4	0.01
Total special items	(350)	(2,366)		(2,366)	11		(2,377)	(4.17)
Adjusted amounts (non-GAAP measures)[4]	$8,269	$1,790	21.6%	$1,766	$282	15.9%	$1,482	$2.60

	Three months ended September 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings (loss) per diluted share	Earnings (loss) per diluted share percent change
Safety and Industrial
GAAP amounts			$666	24.2%
Adjustments for special items:
Net costs for significant litigation			42
Total special items			42
Adjusted amounts (non-GAAP measures)[4]			$708	25.7%
Transportation and Electronics
GAAP amounts	$2,171	(3.0)%	$389	17.9%
Adjustments for special items:
Manufactured PFAS products	(292)		105
Total special items	(292)		105
Adjusted amounts (non-GAAP measures)[4]	$1,879	(0.5)%	$494	26.3%
Total Company
GAAP amounts	$8,312	(3.6)%	$(2,654)	(31.9)%	$(2,854)	$(781)	27.4%	$(2,075)	$(3.74)	(155)%
Adjustments for special items:
Net costs for significant litigation[5]	—		4,312		4,469	1,068		3,401	6.13
Manufactured PFAS products	(292)		105		105	25		80	0.15
Gain on business divestitures	—		(36)		(36)	(11)		(25)	(0.05)
Divestiture costs	—		132		132	26		106	0.19
Total special items	(292)		4,513		4,670	1,108		3,562	6.42
Adjusted amounts (non-GAAP measures)[4]	$8,020	(3.0)%	$1,859	23.2%	$1,816	$327	18.1%	$1,487	$2.68	3%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Nine months ended September 30, 2022
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings per diluted share
Safety and Industrial
GAAP amounts		$572	6.4%
Adjustments for special items:
Net costs for significant litigation		1,421
Total special items		1,421
Adjusted amounts (non-GAAP measures)[4]		$1,993	22.5%
Transportation and Electronics
GAAP amounts	$6,847	$1,414	20.6%
Adjustments for special items:
Manufactured PFAS products	(988)	(101)
Total special items	(988)	(101)
Adjusted amounts (non-GAAP measures)[4]	$5,859	$1,313	22.4%
Total Company
GAAP amounts	$26,150	$5,907	22.6%	$5,795	$550	9.5%	$5,236	$9.15
Adjustments for special items:
Net costs for significant litigation	—	2,233		2,233	456		1,777	3.10
Manufactured PFAS products	(988)	(101)		(101)	(26)		(75)	(0.13)
Gain on business divestitures	—	(2,724)		(2,724)	(39)		(2,685)	(4.69)
Russia exit charges (benefits)	—	109		109	(2)		111	0.19
Divestiture-related restructuring actions	—	41		41	9		32	0.06
Divestiture costs	—	6		6	2		4	0.01
Total special items	(988)	(436)		(436)	400		(836)	(1.46)
Adjusted amounts (non-GAAP measures)[4]	$25,162	$5,471	21.7%	$5,359	$950	17.7%	$4,400	$7.69

	Nine months ended September 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings (loss) per diluted share	Earnings (loss) per diluted share percent change
Safety and Industrial
GAAP amounts			$1,801	21.7%
Adjustments for special items:
Net costs for significant litigation			83
Total special items			83
Adjusted amounts (non-GAAP measures)[4]			$1,884	22.7%
Transportation and Electronics
GAAP amounts	$6,412	(6.3)%	$1,093	17.0%
Adjustments for special items:
Manufactured PFAS products	(969)		54
Total special items	(969)		54
Adjusted amounts (non-GAAP measures)[4]	$5,443	(7.1)%	$1,147	21.1%
Total Company
GAAP amounts	$24,668	(5.7)%	$(10,371)	(42.0)%	$(10,688)	$(2,755)	25.8%	$(7,940)	$(14.34)	N/M
Adjustments for special items:
Net costs for significant litigation[5]	—		14,792		14,961	3,532		11,429	20.64
Manufactured PFAS products	(969)		54		54	12		42	0.08
Gain on business divestitures	—		(36)		(36)	(11)		(25)	(0.05)
Russia exit charges (benefits)	—		(18)		(18)	3		(21)	(0.04)
Divestiture costs	—		359		359	66		293	0.53
Total special items	(969)		15,151		15,320	3,602		11,718	21.16
Adjusted amounts (non-GAAP measures)[4]	$23,699	(5.8)%	$4,780	20.2%	$4,632	$847	18.3%	$3,778	$6.82	(11)%
4These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.
5For the per share amount, this includes adjusting-out the impact of this item causing weighted average shares outstanding to be the same for both basic and diluted loss per share in periods of resulting net losses.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Full year 2023 forecast
2023 adjusted earnings per share (non-GAAP measure)[4,6]	$8.95	to	$9.15
2023 adjusted effective tax rate (non-GAAP measure)[4,6]	~ 18%
63M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains; divestiture costs; Russia exit charges/benefits, divestiture-related restructuring; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted outlook guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended September 30, 2023
Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(3.7)%	0.4%	(0.9)%	0.6%	(3.6)%
Remove manufactured PFAS products special item impact	0.6	—	—	—	0.6
Adjusted total Company (non-GAAP measures)[4]	(3.1)%	0.4%	(0.9)%	0.6%	(3.0)%

Transportation and Electronics	(4.1)%	1.4%	(0.4)%	0.1%	(3.0)%
Remove manufactured PFAS products special item impact	2.3	0.3	(0.1)	—	2.5
Adjusted Transportation and Electronics (non-GAAP measures)[4]	(1.8)%	1.7%	(0.5)%	0.1%	(0.5)%

By Geographic Area
Americas	0.2%	0.6%	(0.7)%	0.5%	0.6%
Remove manufactured PFAS products special item impact	0.2	—	—	(0.1)	0.1
Adjusted Americas (non-GAAP measures)[4]	0.4%	0.6%	(0.7)%	0.4%	0.7%

Asia Pacific	(12.4)%	0.1%	(1.0)%	(2.3)%	(15.6)%
Remove manufactured PFAS products special item impact	0.9	—	(0.1)	—	0.8
Adjusted Asia Pacific (non-GAAP measures)[4]	(11.5)%	0.1%	(1.1)%	(2.3)%	(14.8)%

Europe, Middle East & Africa	(1.6)%	0.1%	(1.2)%	6.6%	3.9%
Remove manufactured PFAS products special item impact	0.7	—	(0.1)	(0.1)	0.5
Adjusted Europe, Middle East & Africa (non-GAAP measures)[4]	(0.9)%	0.1%	(1.3)%	6.5%	4.4%

	Nine months ended September 30, 2023
Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(3.6)%	0.2%	(1.2)%	(1.1)%	(5.7)%
Remove manufactured PFAS products special item impact	(0.2)	—	—	0.1	(0.1)
Adjusted total Company (non-GAAP measures)	(3.8)%	0.2%	(1.2)%	(1.0)%	(5.8)%

Transportation and Electronics	(4.5)%	0.6%	(0.9)%	(1.5)%	(6.3)%
Remove manufactured PFAS products special item impact	(0.8)	0.2	(0.2)	—	(0.8)
Adjusted Transportation and Electronics (non-GAAP measures)	(5.3)%	0.8%	(1.1)%	(1.5)%	(7.1)%

By Geographic Area
Americas	0.5%	0.3%	(1.3)%	(0.1)%	(0.6)%
Remove manufactured PFAS products special item impact	(0.4)	—	—	0.1	(0.3)
Adjusted Americas (non-GAAP measures)[4]	0.1%	0.3%	(1.3)%	—%	(0.9)%

Asia Pacific	(11.9)%	—%	(1.0)%	(3.9)%	(16.8)%
Remove manufactured PFAS products special item impact	(0.4)	—	(0.1)	0.1	(0.4)
Adjusted Asia Pacific (non-GAAP measures)[4]	(12.3)%	—%	(1.1)%	(3.8)%	(17.2)%

Europe, Middle East & Africa	(2.0)%	—%	(1.0)%	0.6%	(2.4)%
Remove manufactured PFAS products special item impact	0.1	—	—	—	0.1
Adjusted Europe, Middle East & Africa (non-GAAP measures)[4]	(1.9)%	—%	(1.0)%	0.6%	(2.3)%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Full-Year 2023 Forecast
Worldwide Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[6]	~ (3)%	—%	~ (1)%	~ (1)%	~ (5)%
Remove manufactured PFAS products impact[6]	—%	—%	—%	—%	—%
Adjusted total Company (non-GAAP measures)[4,6]	~ (3)%	—%	~ (1)%	~ (1)%	~ (5)%
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended September 30,		Nine months ended September 30,
Major GAAP Cash Flow Categories (dollars in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$1,910	$1,531	$4,694	$3,669
Net cash provided by (used in) investing activities	(287)	156	(906)	(658)
Net cash provided by (used in) financing activities	(704)	(933)	(2,223)	(4,035)

	Three months ended September 30,		Nine months ended September 30,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$1,910	$1,531	$4,694	$3,669
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	329	250	488	538
Divestiture costs after-tax payment impacts	100	2	217	2
Divestiture-related restructuring after-tax payment impacts	—	4	7	4
Russia exit charges after-tax payment impacts	—	2	—	2
TCJA transition tax payment	—	—	126	68
Manufactured PFAS products impact	(42)	(6)	(53)	8
Total adjustments for special items	387	252	785	622
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[7]	$2,297	$1,783	5,479	4,291
Purchases of property, plant and equipment (PPE)	(405)	(435)	(1,257)	(1,243)
Manufactured PFAS products impact - removing related purchases of PPE	38	42	117	123
Adjusted purchases of PPE (non-GAAP measure)[7]	$(367)	$(393)	$(1,140)	$(1,120)
Adjusted free cash flow (non-GAAP measure)[7]	$1,930	$1,390	$4,339	$3,171

Adjusted net income (loss) attributable to 3M (non-GAAP measure)[4]	$1,487	$1,482	$3,778	$4,400
Adjusted free cash flow conversion (non-GAAP measure)[7]	130%	94%	115%	72%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

(Dollars in billions)	Full year 2023 forecast
Net cash provided by (used in) operating activities[6]	$6.5 to $6.9
Adjustments for special items[6]	—
Adjusted net cash provided by (used in) operating activities	$6.5 to $6.9
Purchase of property, plant and equipment (PPE)	($1.5 to $1.7)
Manufactured PFAS products impact — removing related purchases of PPE	~$0.2
Adjusted purchases of PPE (non-GAAP measure)[7]	($1.3 to $1.5)
Adjusted free cash flow[6,7]	$5.0 to $5.6

Net income (loss) attributable to 3M6	$5.0 to $5.1
Adjustments for special items[6]	—
Adjusted net income (loss) attributable to 3M4,6	$5.0 to $5.1
Adjusted free cash flow conversion[6,7]	100% to 110%
73M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income (loss) attributable to 3M, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Adjusted EBITDA and adjusted EBITDA margin (non-GAAP measures):

	Adjusted EBITDA (non-GAAP measure)[8]				Adjusted EBITDA margin (non-GAAP measure)[8]
	Three months ended September 30,		Nine months ended September 30,		Three months ended September 30,		Nine months ended September 30,
(Dollars in millions)	2023	2022	2023	2022	2023	2022	2023	2022
Safety and Industrial	$826	$810	$2,268	$2,418	30.0%	28.0%	27.3%	27.3%
Transportation and Electronics	570	492	1,377	1,566	30.3%	26.1%	25.3%	26.7%
Health Care	609	601	1,680	1,848	29.4%	29.0%	27.3%	29.0%
Consumer	316	336	806	877	24.0%	23.8%	21.2%	21.7%
Corporate and Unallocated	4	(16)	(30)	84
Total Company	$2,325	$2,223	$6,101	$6,793	29.0%	26.9%	25.7%	27.0%

	Three months ended September 30,		Nine months ended September 30,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2023	2022	2023	2022
Adjusted net sales (non-GAAP measure)[4]	$8,020	$8,269	$23,699	$25,162

Net income (loss) attributable to 3M	(2,075)	3,859	(7,940)	5,236
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	4	4	14	12
(Income)/loss from unconsolidated subsidiaries, net of taxes	(2)	(2)	(7)	(3)
Provision for income taxes	(781)	271	(2,755)	550
Other expense/(income):
Interest (Income)/expense	231	89	410	311
Pension & OPEB non-service cost (benefit)	(31)	(65)	(93)	(199)
Depreciation and amortization (DA) expense	535	450	1,450	1,371
Adjustments for special items:
Net costs for significant litigation	4,312	267	14,792	2,233
Manufactured PFAS products impact:
Remove manufactured PFAS products operating (income) loss	105	(65)	54	(101)
Subtract PFAS-related amount included in DA above	(69)	(17)	(129)	(49)
Gain on business divestitures	(36)	(2,724)	(36)	(2,724)
Divestiture-related restructuring actions	—	41	—	41
Russia exit charges (benefits)	—	109	(18)	109
Divestiture costs	132	6	359	6
Total special items	4,444	(2,383)	15,022	(485)
Adjusted EBITDA (non-GAAP measure)[8]	$2,325	$2,223	$6,101	$6,793
Adjusted EBITDA margin (non-GAAP measure)[8]	29.0%	26.9%	25.7%	27.0%
83M defines adjusted EBITDA as net income (loss) attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest,    (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, 3M defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for special items that is then further adjusted for depreciation and amortization (DA) expense, net of the PFAS-related amount included in DA. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended September 30, 2023 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[4]	$2,751	$1,879	$2,073	$1,315	$2	$8,020
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$708	$494	$460	$269	$(72)	$1,859
Add/(subtract):
Add depreciation and amortization (DA) expense	118	145	149	47	76	535
Subtract PFAS-related amount included in DA above	—	(69)	—	—	—	(69)
Adjusted EBITDA (non-GAAP measure)[8]	$826	$570	$609	$316	$4	$2,325
Adjusted EBITDA margin (non-GAAP measure)[8]	30.0%	30.3%	29.4%	24.0%		29.0%

Adjusted EBITDA (non-GAAP measure) Three months ended September 30, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[4]	$2,894	$1,889	$2,076	$1,409	$1	$8,269
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$673	$410	$450	$299	$(42)	$1,790
Add/(subtract):
Add depreciation and amortization (DA) expense	137	99	151	37	26	450
Subtract PFAS-related amount included in DA above	—	(17)	—	—	—	(17)
Adjusted EBITDA (non-GAAP measure)[8]	$810	$492	$601	$336	$(16)	$2,223
Adjusted EBITDA margin (non-GAAP measure)[8]	28.0%	26.1%	29.0%	23.8%		26.9%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Nine months ended September 30, 2023 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[4]	$8,295	$5,443	$6,158	$3,800	$3	$23,699
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$1,884	$1,147	$1,231	$683	$(165)	$4,780
Add/(subtract):
Add depreciation and amortization (DA) expense	384	359	449	123	135	1,450
Subtract PFAS-related amount included in DA above	—	(129)	—	—	—	(129)
Adjusted EBITDA (non-GAAP measure)[8]	$2,268	$1,377	$1,680	$806	$(30)	$6,101
Adjusted EBITDA margin (non-GAAP measure)[8]	27.3%	25.3%	27.3%	21.2%		25.7%

Adjusted EBITDA (non-GAAP measure) Nine months ended September 30, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[4]	$8,869	$5,859	$6,383	$4,048	$3	$25,162
Business segment operating income (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$1,993	$1,313	$1,387	$766	$12	$5,471
Add/(subtract):
Add depreciation and amortization (DA) expense	425	302	461	111	72	1,371
Subtract PFAS-related amount included in DA above	—	(49)	—	—	—	(49)
Adjusted EBITDA (non-GAAP measure)[8]	$2,418	$1,566	$1,848	$877	$84	$6,793
Adjusted EBITDA margin (non-GAAP measure)[8]	27.3%	26.7%	29.0%	21.7%		27.0%
Net debt (non-GAAP measure):

Net Debt (non-GAAP measure)	September 30, 2023	December 31, 2022
Total debt	$16,013	$15,939
Less: Cash, cash equivalents and marketable securities	5,236	3,916
Net debt (non-GAAP measure)[9]	$10,777	$12,023
9The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), external legal fees, and insurance recoveries, along with the associated tax impacts. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Unallocated. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023), costs associated with the Aearo portion of respirator mask/asbestos matters were reflected in corporate special items in Corporate and Unallocated. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were reflected as part of special items in the Safety and Industrial business segment. In the third quarter of 2023 and 2022, 3M made payments of approximately $416 million and $318 million, respectively, related to net costs for significant litigation. In the first nine months of 2023 and 2022, 3M made payments of approximately $618 million and $681 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. In the third quarter and first nine months of 2023, 3M made payments of approximately $127 million and $275 million, respectively, associated with divestiture costs. In the third quarter and first nine months of 2022, 3M made payments of approximately $3 million associated with divestiture costs.
Gain/loss on sale of businesses:
•In the third quarter of 2023, 3M recorded a gain related to the sale of its dental local anesthetic business partially offset by a loss associated with a previously contingent indemnification obligation from a 2020 divestiture.
•In the third quarter of 2022, 3M recorded a gain related to the split-off and combination of its Food Safety business with Neogen Corporation.
Russia exit charges/benefits:
•    In the second quarter of 2023, 3M recorded a gain on final disposal of net assets in Russia. Previously, in the third quarter of 2022, 3M recorded a charge primarily related to impairment of these assets in connection with management's committed exit and disposal plan. In the third quarter and first nine months of 2022, 3M made payments of approximately $2 million, related to Russia exit charges.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the third quarter of 2023 and 2022 , 3M made payments of approximately $1 million and $4 million, respectively, associated with divestiture-related restructuring actions. In the first nine months of 2023 and 2022, 3M made payments of approximately $9 million and $5 million, respectively, associated with divestiture-related restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the first nine months of 2023 and 2022, 3M made payments of approximately $126 million and $68 million, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Manufactured PFAS products:
•These amounts relate to sales and estimates of income and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news or at @3M or @3MNews.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043
Media Contact:
Sean Lynch, slynch2@mmm.com